Exhibit 99.1
Forward Looking Statements
The financial projections (the “Projections”) of The KEYW Holding Corporation (the “Company”) set forth below constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in such forward-looking statements. The forward-looking statements involve numerous risks and uncertainties, including but not limited to those risk factors set forth in our Annual Report on Form 10-K, dated and filed March 10, 2014 with the SEC as required under the Securities Act of 1934, and other filings that we make with the SEC from time to time, including without limitation our Form 10-Q for the period ended June 30, 2014, filed with the SEC on July 31, 2014. Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. All forward-looking statements included below are qualified in their entirety by this cautionary statement and the statements under “Important Information” below.
Important Information.
The Projections set forth below were prepared internally by Company management, and were not prepared with a view toward compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or generally accepted accounting principles. Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained in the Projections, nor have they expressed any opinion or given any form of assurance with respect to such information or its achievability.

Furthermore, the Projections:

•
while presented with numerical specificity, necessarily are based on numerous assumptions, many of which are beyond the Company’s control, including industry performance, sales volume generated by the Company’s customers, general business, economic, regulatory, market and financial conditions, as well as matters specific to the Company’s business, and may not prove to have been, or may no longer be, accurate;

•	reflect assumptions as to certain business decisions that are subject to change;

•
do not necessarily reflect revised or updated prospects for the Company’s business, changes in general business, economic, regulatory, market and financial conditions, changes in generally accepted accounting principles during the periods covered by the Projections or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the Projections were prepared; and

•	are not indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below;

•	reflect assumptions as to certain business decisions that are subject to change;
Because the Projections cover multiple periods, such information by its nature becomes less reliable with each successive period. The reliability of the Projections is also negatively affected by the currently high level of market uncertainty and the potential margin impacts from the highly competitive pricing environment in the Company’s industries.
The disclosure of the Projections should not be regarded as an indication that any of the Company or its affiliates or representatives considered or consider the Projections to be predictive of actual future events, and the Projections should not be relied upon as such. Actual results will likely vary from the projections, and these variations may be material. None of the Company or its affiliates or representatives can give you any assurance that actual results will not differ from the Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events even if any or all of the assumptions underlying the Projections are shown to be in error. The Company does not intend to make publicly available any update or other revisions to the Projections.
The Projections should be read together with the historical financial statements of the Company, which may be obtained from the Company’s periodic reports filed with the SEC, and in light of the above mentioned assumptions and uncertainties.

In light of the foregoing factors and the uncertainties inherent in the Projections, you are cautioned not to place undue, if any, reliance on the Projections appearing below.
Financial Summary

($ millions except per share data; fiscal year ending December 31st)

	2014E	2015E	2016E	2017E

Hexis / Commercial

Revenue	$18.1	$40.0	$70.0	$115.0
% Growth	84.7%	121.0%	75.0%	64.3%

EBITDA	(22.1)	(14.4)	0.0	24.7
% Margin	(122.1)%	(36.0)%	0.0%	21.5%

Government Solutions

Revenue	$271.3	$289.3	$306.7	$325.1
% Growth	(6.1)%	6.6%	6.0%	6.0%

EBITDA	43.0	47.3	52.8	58.9
% Margin	15.8%	16.3%	17.2%	18.1%

Consolidated

Revenue	$289.4	$329.3	$376.7	$440.1
% Growth	(3.1)%	13.8%	14.4%	16.8%

EBITDA	20.9	32.9	52.8	83.6
% Margin	7.2%	10.0%	14.0%	19.0%